EXHIBIT 1.1

EXECUTION COPY

8,500,000 Shares

ENCORE MEDICAL CORPORATION

Shares of Common Stock

($.001 par value)

UNDERWRITING AGREEMENT

December 10, 2003

SG COWEN SECURITIES CORPORATION

FIRST ALBANY CAPITAL INC.

As Representatives of the several Underwriters

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. ENCORE MEDICAL CORPORATION, a Delaware corporation (the “Company”) and the selling shareholders named in Schedule B hereto (the “Selling Shareholders”), propose to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 8,500,000 shares of Common Stock, $.001 par value (the “Common Stock”), of the Company, of which 6,000,000 shares of Common Stock are to be sold by the Company (the “Company Stock”) and 2,500,000 shares of Common Stock are to be sold by the Selling Shareholders (the “Selling Shareholders Stock”). The aggregate of 8,500,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock.” Certain of the Selling Shareholders listed in Schedule B hereto also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 1,275,000 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.” SG Cowen Securities Corporation (“SG Cowen”) and First Albany Capital Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.” Certain terms used herein are defined in Section 14 hereof.

2. (I) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MATERIAL SUBSIDIARIES. The Company and each of the Material Subsidiaries represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-109996) (the “Registration Statement”), in respect of 13,500,000 shares of Common Stock, including the Stock has been filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement and any post-effective amendment thereto (excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein) each in the form heretofore delivered to you, for you and each of the other Underwriters, has been declared effective by the Commission in such form. Except for documents incorporated by reference therein and the Preliminary Prospectus (as defined below), no other document relating to the Registration Statement or document incorporated by reference therein has been filed with the Commission since effectiveness. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. Any preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (as defined below), is hereinafter called a “Preliminary Prospectus”). The term “Registration Statement” includes various parts of the Registration Statement including: (A) the information contained in the prospectus contained in the Registration Statement at the time such part of the Registration Statement became effective (the “Base Prospectus”), and (B) the documents incorporated by reference in the Base Prospectus, each as amended at the time such part of the Registration Statement became effective. The final prospectus supplement (the “Final Supplement”), in the form filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with the Base Prospectus, is hereinafter collectively called the “Prospectus”. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b) The Registration Statement conforms (and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and the regulations (the “Rules and Regulations”) of the Commission thereunder and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(c) The documents incorporated by reference (or deemed to be incorporated by reference) in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information included or incorporated by reference in the Prospectus, none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, at the time such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder and, when read together with the other information included or incorporated by reference in the Prospectus, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(d) The Company and each of its Material Subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing (or the equivalent thereof, if any) under the laws of their respective jurisdictions of incorporation or organization and, except as set forth on Schedule 2(d), are duly qualified to do business and are in good standing (or the equivalent thereof, if any) as foreign corporations or other legal entities, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified and in good standing or have such power or authority would not have, singularly or in the aggregate, a “Material Adverse Effect.” Material Adverse Effect means an event or condition which would have a material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole. The Company owns or controls, directly or indirectly, only the following corporations, partnerships or other entities: Encore Medical Partners, Inc., a Nevada corporation, Encore Medical, L.P., a Delaware limited partnership, Encore Medical GP, Inc., a Nevada corporation, Encore Medical Asset Corporation, a Nevada corporation, Encore Orthopedics FSC Limited, a Jamaican corporation, and Chattanooga Europe, B.V.B.A., a Belgium corporation.

(e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

(f) The Company has an authorized capitalization as set forth in the Final Supplement, all of the issued and outstanding shares of capital stock of the Company (including, without limitation, the shares of Stock to be sold by the Selling Shareholders) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding.

(g) All the outstanding shares of capital stock (or partnership or other organizational interests, as the case may be) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(h) The execution, delivery and performance of this Agreement by the Company and the Material Subsidiaries and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or comparable governing documents) of the Company or any of its subsidiaries or any statute, law, rule or regulation or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(i) There is no material franchise, contract, lease, instrument or other document of a character required by the Securities Act or the Rules and

Regulations to be described in the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and all statements summarizing any such franchises, contracts, leases, instruments or other documents or legal matters contained in the Registration Statement are accurate and complete in all material respects.

(j) All existing minute books of the Company and, to the extent applicable, each of its subsidiaries, including all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders or partners of the Company and such subsidiaries through the date of the latest meeting and action (collectively, the “Corporate Records”) have been made available to the Underwriters and counsel for the Underwriters. All such Corporate Records are substantially complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions of the Company or such subsidiaries that require approval by the board of directors (including Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders or partners of the Company or such subsidiaries that are not properly approved and/or recorded in the Corporate Records.

(k) Each of the Company and each of the Material Subsidiaries has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company and each of the Material Subsidiaries, and constitutes a valid and binding obligation of the Company and each of the Material Subsidiaries enforceable in accordance with its terms.

(l) No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act or the Exchange Act, the rules of the Nasdaq National Market and by the Corporate Financing Department of NASD Regulation, Inc., and such as may be required under the securities, or blue sky, laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters in the manner contemplated herein and in the Prospectus.

(m) Except as described in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right, and the Company is not required to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 180 days after the Effective Date. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule D hereto has delivered to the Representatives an enforceable written lock-up agreement in the form attached to this Agreement as Exhibit I.

(n) The financial statements with the related notes and schedules thereto included or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information except for the absence of footnotes and normal year-end adjustments for unaudited financial statements.

(o) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p) The Company and each of its subsidiaries have good and legal title in real property (in fee simple), or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case, except as disclosed in the Prospectus, free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

(q) Neither the Company nor any of its subsidiaries is (i) in violation of any provision of its charter or bylaws (or equivalent governing documents), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of its properties, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the Federal Trade Commission (the “FTC”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or the FTC), except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect or which are disclosed in the Prospectus.

(r) No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, which could reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(s) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(t) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and each of its subsidiaries and their businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company and each of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in the Prospectus.

(u) The Company and each of its subsidiaries has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications (including, without limitation, ISO9001/EN46001 certifications by the European Union under the Medical Devices Directive), clearances, consents, exemptions, marks (including, without limitation, the CE mark by the European Union under the Medical Devices Directive), notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary to conduct its businesses (collectively, “Permits”), except for such Permits which the failure to obtain would not have a Material Adverse Effect, and is in material compliance with the terms and conditions of all such Permits; all of such Permits held by the Company and each of its subsidiaries are valid and in full force and effect; there is no pending or, to the Company’s knowledge, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

(v) KPMG LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are and during the periods covered by their reports, were independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(w) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in the Prospectus.

(x) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission.

(y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor any of their officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(aa) The Company and each of its subsidiaries (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

(cc) The Company and its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted except where failure to own, possess, license or have such rights would not have a Material Adverse Effect. Except as set forth in the Prospectus and Schedule 2(cc), (a) there are no rights of third parties to any such Intellectual Property; (b) to the best of the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the best of the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or and its subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the best of the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the best of the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and/or its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding could be commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (g) the Company and its subsidiaries have taken all reasonable steps necessary to perfect its ownership of the Intellectual Property.

(dd) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company and its subsidiaries were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except where failure to do so would not have a Material Adverse Effect. The descriptions of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus, except as described in the Prospectus. Neither the Company nor any of its subsidiaries have received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests.

(ee) The Company has established and administers a compliance program applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) and to provide compliance policies governing applicable areas for medical device companies (including, without limitation, pre-clinical and clinical testing, product design and development, product testing, product manufacturing, product labeling, product storage, premarket clearance and approval, advertising and promotion, product sales and distribution, medical device reporting regulations, and record keeping, except where the failure to establish, administer or provide such compliance policies or programs would not have a Material Adverse Effect).

(ff) Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions, except where any such failure to file or comply or any such deficiency as described in this Section 2(ee) would not have a Material Adverse Effect.

(gg) Except as set forth on Schedule 2(gg) hereto, no relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Prospectus and which is not so described.

(hh) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will become an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock, or a brokerage commission, which in the aggregate would be reasonably likely to result in a judgment against the Company in excess of One Hundred Fifty Thousand Dollars ($150,000.00).

(kk) Neither the Company nor any of the Material Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth or contemplated by the Final Supplement.

(ll) The Stock is duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Stock are in valid and sufficient form.

(mm) The aggregate market value of the Company’s outstanding voting and non-voting common equity (as computed in compliance with the Rules and Regulations) as of a date within 60 days of the date of the filing of the Registration Statement was no less than $150 million.

(nn) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or the Material Subsidiaries, has not, directly or indirectly, while acting on behalf of the company or the Material Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(oo) Each of the Company, and to the Company’s knowledge, its directors and officers has not distributed and will not distribute prior to the later of (i) the First Closing Date, or the Option Closing Date, and (ii) completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company and each of the Material Subsidiaries, as to the matters covered thereby, to each Underwriter.

(II) REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that such Selling Shareholder:

(a) Has, and immediately prior to the Closing Date (as defined in Section 3 hereof) will have, good and valid title to the Selling Shareholders Stock to be sold by such Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(b) Has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the “Power of Attorney”), appointing, Kenneth W. Davidson and Harry L. Zimmerman and each of them, as attorney-in-fact (the “Attorneys-in-fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the shares of Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

(c) Has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the “Custody Agreement”), with Wells Fargo Bank Minnesota, N.A., as custodian (the “Custodian”), pursuant to which certificates in negotiable form for the Selling Shareholders Stock to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

(d) Has duly and irrevocably executed and delivered a lock-up agreement, in the form attached hereto as Exhibit I (the “Lock-Up Agreement”).

(e) Has full right, power and authority to enter into this Agreement, the Power of Attorney, the Custody Agreement and the Lock-Up Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney, the Custody Agreement and the Lock-Up Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the material property or assets of the Selling Shareholder is subject, nor will such actions result in any violation of any provision of, in the case of a Selling Shareholder that is a corporation, the provisions of its charter or by-laws, in the case of a Selling Shareholder that is a partnership or limited liability company, the provisions of its articles of organization, partnership agreement, operating agreement or other similar agreement and, in the case of a Selling Shareholder that is a trust, the deed of trust, and any statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder; and, except for the registration of the Selling Shareholders Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Selling Shareholders Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Lock-Up Agreement by such Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby.

(f) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of the Selling Shareholder, except as rights to indemnification hereunder and thereunder may be limited by applicable law and except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g) The Registration Statement does not, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence only applies to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information relating to the Selling Shareholder furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion therein.

(h) Has not taken, and will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

3. PURCHASE, SALE AND DELIVERY OF OFFERED STOCK. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying 6,000,000 shares of Firm Stock in the case of the Company and the number of shares of Firm Stock set forth opposite the name of such Selling Shareholder in Schedule B hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock.

The purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Stock will be $6.25 per share (the “Purchase Price”).

The Company and the Selling Shareholders will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in uncertificated form or in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, Austin, Texas time, on the second full Business Day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company and Wells Fargo Bank Minnesota, N.A. as Custodian for the Selling Shareholders, all at the offices of SG Cowen. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 9:00 A.M., Austin, Texas time, on December 16, 2003, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date.” The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company, the Selling Shareholders and SG Cowen.

The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty four (24) hours prior to the First Closing Date.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. Each Selling Shareholder which has shares of Stock set forth opposite the name of such Selling Shareholder in Schedule B hereto under the captain “Number of Optional Shares to be Sold” agrees, severally and not jointly, to sell to the Underwriters the respective number of shares of Optional Stock obtained by multiplying the number of shares of Optional Stock specified in such notice by a fraction, the numerator of which is the number of shares set forth opposite the name of such Selling Shareholder in Schedule B hereto under the caption “Number of Optional Shares to be Sold” and the denominator of which is the total number of shares of Optional Stock (subject to adjustment by SG Cowen to eliminate fractions). Such shares of Optional Stock shall be purchased from each Selling Shareholder for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered to and purchased by the Underwriters in accordance with this Agreement. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

The option granted hereby may be exercised by written notice being given to the Company and the Selling Shareholders by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) Business Days nor later than five (5) Business Days after written notice is given unless the parties otherwise agree. In no event shall there be more than three (3) Option Closing Dates (each Option Closing Date and the First Closing Date are herein called the “Closing Dates”.)

The Selling Shareholders will deliver the Optional Stock to the Underwriters (in uncertificated form or in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, Austin, Texas time, on the second full Business Day preceding the Option Closing Date against payment of the aggregate

Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of Wells Fargo Bank Minnesota, N.A. as Custodian for the Selling Shareholders, all at the offices of SG Cowen. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY AND THE UNDERWRITERS. The Company and the several Underwriters agree that:

(a) The Company will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second Business Day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statement or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period of time; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

(b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon their reasonable request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) To furnish promptly to each of the Representatives and to counsel for the Underwriters one signed copy of each of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d) To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the Business Day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the Business Day following the date of such amendment or supplement) and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

(e) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities, or blue sky, laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(f) During the period of five years from the date hereof, the Company will notify the Representatives of the availability on the Company’s Internet site, or, if not practicable or available on the Internet site, will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed by the Company with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(g) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus without the prior written consent of SG Cowen other than the Company’s sale of the Stock hereunder and the issuance of shares pursuant to qualified stock option plans and currently outstanding options, warrants or rights. The Company will cause each officer, director and stockholder listed in Schedule B to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of SG Cowen.

(h) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(i) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any quarterly periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(j) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by the Securities Act, the Exchange Act, rules and regulations promulgated by NASD or any other applicable law, rule or regulation.

(k) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(l) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b);

(m) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading “Use of Proceeds.”

(n) In the event that the daily per share closing price of the Company’s Common Stock (as quoted on the Nasdaq National Market or any national securities exchange on which shares of its Common Stock are listed or admitted for trading) falls below $4.00 at any time on or prior to May 31, 2004, the Company promptly will make a rescission offer to certain participants of the Company’s 401(k) plan, as set forth in the Prospectus.

(o) Upon receipt of any written notice from the Company of (i) the issuance by the Commission of any stop order or any order preventing or suspending the use of any Prospectus, (ii) the suspension of the qualification of the Stock for offering or sale in any jurisdiction or (iii) the happening of any event of the kind described in Section 4(b), and provided that the Company shall use reasonable best efforts to revoke, correct or otherwise fix such occurrences as may be appropriate, the Underwriters agree to (x) in the case of the issuance of a stop order or any order preventing or suspending the use of any Prospectus, forthwith discontinue disposition of the Stock pursuant to the Registration Statement until the lifting of such order, (y) in the case of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, forthwith discontinue disposition of the Stock in such jurisdiction and (z) in the case of the happening of any event of the kind described in Section 4(b), forthwith discontinue disposition of the Stock pursuant to the Registration Statement until the Underwriters’ receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(b). Upon the happening of any event of the kind described in Section 4(b), the Underwriters agree, if so directed by the Company, to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Underwriters’ possession of the Prospectus relating to such Stock current at the time of receipt of such notice. In the event that the Underwriters at any time are required to discontinue use of any Prospectus, or discontinue disposition of the Stock pursuant to this Section 3(o), then the Company shall promptly prepare and deliver to the Underwriters an amended or supplemented Prospectus as may be necessary to comply with the requirements of Section 4(b) of this Agreement and Section 10(a)(3) of the Securities Act.

(p) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(II) FURTHER AGREEMENTS OF THE SELLING SHAREHOLDERS. The Selling Shareholders, severally and not jointly, agree with the several Underwriters that:

(a) The shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and each of the Selling Shareholders, and the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; the obligations of such Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Shareholders, or any other event, that if such Selling Shareholders should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Shareholders shall be delivered on behalf of such Selling Shareholders in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

(b) They will deliver to SG Cowen on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person) or such other applicable form or statement, if any, specified by Treasury Department regulations in lieu thereof.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus and Prospectus and any amendments and exhibits thereto, the costs of printing, reproducing and distributing, the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement by mail, telex or other means of communication or any document incorporated by reference therein; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees imposed by the Nasdaq National Market to list the Stock; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company and of the Selling Shareholders under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel and the Selling Shareholders shall be responsible for the underwriting discounts and commissions relating to the Selling Shareholder Shares.

6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company, the Material Subsidiaries and the Selling Shareholders contained herein, to the accuracy of the statements of the Company, the Material Subsidiaries and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Material Subsidiaries and the Selling Shareholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of either the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a).

(b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Winstead Sechrest & Minick P.C. shall have furnished to the Representatives, such counsel’s written opinion, as counsel for the Company, addressed to the Underwriters and dated the Closing Date in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the Company and each of the Material Subsidiaries have been duly incorporated or organized and are validly existing as corporations (or other legal entities, as applicable) in good standing (to the extent applicable) under the laws of their respective jurisdictions of incorporation or organization, and except as set forth on Schedule 2(d), are duly qualified to do business and are in good standing as foreign corporations (or other legal entities, as applicable) in each jurisdiction listed on Schedule 6(d)(i);

(ii) the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company, including the Stock being delivered on the Closing Date, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

(iii) all the outstanding shares of capital stock (or partnership or other organizational interests, as the case may be) of the Material Subsidiaries that are corporations have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party;

(iv) there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel;

(v) this Agreement has been duly authorized, executed and delivered by the Company and the Material Subsidiaries;

(vi) to the best of such counsel’s knowledge, the execution, delivery and performance of this Agreement by the Company and the Material Subsidiaries and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement nor will such actions result in any violation of the provisions of the charter or by-laws (or comparable governing documents) of the Company or any of its Material Subsidiaries nor will such actions result in any violation of the Delaware General Corporation Law, any Federal or Texas securities statute, law, rule or regulation, or any judgment, order or decree known to such counsel.

(vii) the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

(viii) except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the rules of the Nasdaq National Market and by the Corporate Financing Department of NASD Regulation, Inc. and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any Federal or Texas or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the Material Subsidiaries and the consummation of the transactions contemplated hereby;

(ix) the statements in the Prospectus under the headings “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Federal Tax Considerations to Non-U.S. Holders,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects;

(x) the description in the Registration Statement and Prospectus of the Delaware General Corporation Law are accurate and fairly summarize the matters described therein in all material respects;

(xi) the Registration Statement, as of the respective effective dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data or information contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion, when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

(xii) neither the Company nor the Material Subsidiaries is, or after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall make a statement in its opinion to the effect that (A) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (B) based on such counsel’s examination of the Registration Statement and such counsel’s investigations made in connection with the preparation of the Registration Statement and conferences with certain officers and employees of and with auditors for and counsel to the Company and although such counsel is not passing upon and does not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (ii) and (ix) above), on the basis of the foregoing, such counsel has no reason to believe that (I) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus when they were filed with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other statistical or financial data contained in the Registration Statement or the Prospectus. Moreover, in rendering such opinion, such counsel may state that they are relying upon the certificates of officers of the Company and the transfer agent for the common stock, as to the number of shares of common stock at any time or times outstanding. Such counsel may also rely upon the opinions of competent local or foreign counsel, satisfactory to counsel to the Underwriters as to local or foreign legal matters in jurisdictions other than those in which they are licensed to practice and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or in the case of certificates, the information therein) have been otherwise previously furnished to the Representatives and accurately identified in such opinion.

(e) Jackson Walker L.L.P. or Harry L. Zimmerman, General Counsel for the Company (or a combination of both) shall have furnished to the Representatives, such counsel’s written opinion, addressed to the Underwriters and dated the Closing Date in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) to the best of such counsel’s knowledge, neither the Company nor any of the Material Subsidiaries is (i) in violation of its charter or by-laws (or equivalent governing instrument), (ii) in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect

(ii) the Company has obtained all Permits as defined herein required by the Federal Food, Drug, and Cosmetic Act and the regulations of the Food and Drug Administration promulgated thereunder in order to market the products identified on Schedule A attached thereto (the “Products”) for the indications for use specified in the respective clearances issued by the Food and Drug Administration with respect to such Products, as identified in Schedule A thereto (the “510(k) Clearances”); provided, however, that no opinion is expressed regarding the effect of any deviations or changes in any Product from the description of such Product set forth in the Company’s application for 510(k) Clearance;

(iii) to such counsel’s knowledge no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right;

(iv) to such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(v) to such counsel’s knowledge, there are no statutes, legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(f) Ropes & Gray shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Selling Shareholders, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) each Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney, the Custody Agreement and the Lock-Up Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each Selling Shareholder and the consummation by each Selling Shareholder of the transactions contemplated hereby and thereby will not to such counsel’s knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any New York or federal statute (except that such counsel is not required to express an opinion with respect to any state securities or blue sky laws), any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, nor will such actions result in any violation of any provision of, in the case of a Selling Shareholder that is a corporation, the provisions of its charter or by-laws, in the case of a Selling Shareholder that is a partnership or limited liability company, the provisions of its articles of organization, partnership agreement, operating agreement or other similar agreement and, in the case of a Selling Shareholder that is a trust, the deed of trust, or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States or the State of New York having jurisdiction over any Selling Shareholder or the property or assets of any Selling Shareholder; and,

(ii) to such counsel’s knowledge, except for the registration of the Stock under the Securities Act, the listing of the Stock with the Nasdaq National Market and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body of the United States or the State of New York is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by any Selling Shareholder and the consummation by any Selling Shareholder of the transactions contemplated hereby and thereby.

(iii) This Agreement has been duly authorized, executed and delivered by each Selling Shareholder.

(iv) A Power of Attorney and a Custody Agreement has been duly authorized, executed and delivered by each Selling Shareholder and constitutes valid and binding agreements of each Selling Shareholder, enforceable by the Underwriters in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(v) Assuming each Underwriter acquires its interest in the Stock to be sold by the Selling Stockholders without notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and such Underwriter has paid the purchase price for such Stock and has had such Stock credited to the securities account of such Underwriter maintained with the Depository Trust Company, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Stock purchased by such Underwriter and no action based on an adverse claim to such securities credited to such account, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against such Underwriter.

(g) The Representatives shall have received from Brown Raysman Millstein Felder & Steiner LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chairman of the Board, its President or an Executive Vice President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement and the Prospectus and, in their opinion, the Registration Statement as of their respective effective dates and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company and the Material Subsidiaries in this Agreement are true and correct and the Company and the Material Subsidiaries have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(i) At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

(j) On the Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from KPMG addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three Business Days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(i).

(k) Each Selling Shareholder or the Custodian or one or more attorneys-in-fact on behalf of the Selling Shareholders) shall have furnished to the Representatives on the Closing Date a certificate, dated such date, signed by, or on behalf of, the Selling Shareholder stating that the representations and warranties of the Selling Shareholder contained herein are true and correct as of the Closing Date and that the Selling Shareholder has complied in all material respects with all agreements contained herein to be performed by the Selling Shareholder at or prior to the Closing Date.

(l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Prospectus.

(m) The Stock shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(n) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit I hereto from each officer and director of the Company and each stockholder listed on Schedule B hereto. Upon being furnished to the Representatives, such letter shall supercede in all respects the letter previously furnished to the Representatives (the “Previous Lock-Up Letter”) in connection with the underwriting agreement dated as of August 5, 2003 among the Company and the underwriters named therein, and at such time, the Previous Lock-Up Letter shall be null and void in its entirety.

(o) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Prospectus.

(p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock.

(q) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates or public officials and documents as the Representatives may reasonably request.

(r) The Representatives shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule D hereto.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company and each of the Material Subsidiaries, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the “Underwriter Indemnified Parties” and each an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above; (provided that the Company and the Material Subsidiaries shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Material Subsidiary will be liable to any Underwriter Indemnified Party with respect to any loss, claim, damage or liability arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the Preliminary Prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, damage or liability purchased any of the Stock from an Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Stock to such person; and provided, however, that the Company and the Material Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company and the Material Subsidiaries might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Selling Shareholders. Each Selling Shareholder shall, severally and not jointly, indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Shareholder shall only be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information relating to the Selling Shareholder furnished to the Company by or on behalf of the Selling Shareholder specifically for use therein (the “Selling Shareholder’s Information”). This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Shareholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. Notwithstanding anything in this Section 7(b) to the contrary, the liability of any Selling Shareholder under this Section 7(b), shall not exceed the amount of the net proceeds received by such Selling Shareholder from the sale of shares of Stock pursuant to this Agreement.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) and the Selling Shareholders, their respective officers, employees, representatives, and agents and each person, if any, who controls the Selling Shareholders within the meaning of the Securities Act (collectively, the “Selling Shareholder Indemnified Parties” and each a “Selling Shareholder Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Selling Shareholder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties and the Selling Shareholder Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and the Selling Shareholder Indemnified Parties.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel are may be one or more legal defenses reasonably likely to be available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel to which the indemnified party is entitled to be reimbursed pursuant to Section 7(d) above, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with the request for reimbursement for fees and expenses of counsel prior to the date of such settlement.

(f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Material Subsidiaries, the Selling Shareholders and the Underwriters, respectively from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Material Subsidiaries, the Selling Shareholders and the Underwriters, respectively with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Material Subsidiaries, the Selling Shareholders and the Underwriters, respectively with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, the Material Subsidiaries and the Selling Shareholders respectively bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Material Subsidiaries, the Selling Shareholders or the Underwriters, as the case may be, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus consists solely of the Underwriter’s Information and the written information furnished to the Company by or on behalf of each Selling Shareholder shall be such Selling Shareholder’s Selling Shareholder Information. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) and (f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) and (f) shall be deemed to include, for purposes of Sections 7(e) and (f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 7(e) and (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the net proceeds of the Stock sold by such Selling Shareholder less the amount of any damages which such Selling Shareholder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute as provided in Sections 7(e) and (f) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(l) or 6(o) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company or any Selling Shareholders shall fail to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, then the Company and the Material Subsidiaries shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock and, upon demand, the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor any of the Material Subsidiaries nor the Selling Shareholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company and the Selling Shareholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full Business Days in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except expenses to be paid pursuant to Section 5 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Material Subsidiaries, the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Material Subsidiaries and the Selling Shareholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Selling Shareholders Indemnified Parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Material Subsidiaries, the Selling Shareholders and the several

Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company, the Material Subsidiaries or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Veronica Iuliano, Esq. (Fax: 212-278-7995), with a copy to: Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, Attention: Stuart Bressman, Esq. (Fax: 212-895-2900).

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758, Attention: Harry L. Zimmerman (Fax: 512-834-6310), with a copy to: Winstead Sechrest & Minick P.C., 100 Congress Avenue, Suite 800, Austin, Texas 78701, Attention: Darrell Windham, Esq. (Fax: 512-370-2850).

(c) if to any Selling Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at the address set forth on Schedule C hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. DEFINITIONS OF CERTAIN TERMS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the New York Stock Exchange, Inc. is not open for trading.

“Effective Date” shall mean each date and time that the Registration Statements and any post-effective amendment or amendments thereto became or become effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Interference Proceeding” shall have the meaning set forth in 35 U.S.C. § 135.

“Material Subsidiaries” shall mean Encore Medical Partners, Inc., a Nevada corporation, Encore Medical, L.P., a Delaware limited partnership, Encore Medical GP, Inc., a Nevada corporation and Encore Medical Asset Corporation, a Nevada corporation.

“Rule 424” and “Rule 430A” refer to such rules under the Securities Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when they become effective pursuant to Rule 430A.

“To the Company’s knowledge” shall mean that which the Company knows or should have known using the exercise of reasonable due diligence.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the statements concerning the Underwriters contained in the third, ninth and tenth paragraphs (relating to stabilization) under the heading “Underwriting”.

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, SG Cowen will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Shareholders.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Any person executing and delivering this Agreement as Attorney-in-fact for a Selling Shareholder represents by doing so that he or she has been duly appointed as Attorney-in-fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

If the foregoing is in accordance with your understanding of the agreement between and among the Company, the Material Subsidiaries, the Selling Shareholders and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENCORE MEDICAL CORPORATION

By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President – General Counsel

ENCORE MEDICAL PARTNERS, INC.

By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President – General Counsel

ENCORE MEDICAL, L.P.

By:	Encore Medical GP, Inc., Its general partner

By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President – General Counsel

ENCORE MEDICAL GP, INC.

By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President – General Counsel

ENCORE MEDICAL ASSET CORPORATION

By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President – General Counsel

SELLING SHAREHOLDERS LISTED IN SCHEDULE B

By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman Attorney-in-fact Acting on his own behalf and on behalf of the Selling Shareholders listed in Schedule B

Accepted as of

the date first above written:

SG COWEN SECURITIES CORPORATION

FIRST ALBANY CAPITAL INC.

Acting on their own behalf

and as Representatives of several

Underwriters referred to in the

foregoing Agreement.

By:	SG COWEN SECURITIES CORPORATION

By:	/s/ Graham Powis

Name: Graham Powis

Title: Managing Director

SCHEDULE A

	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased
SG Cowen Securities Corporation	5,005,000	750,750

First Albany Capital Inc.	2,695,000	404,250

EarlyBirdCapital Inc.	200,000	30,000

Merriman Curhan Ford & Co.	200,000	30,000

Sanders Morris Harris	200,000	30,000

Maxim Securities, Inc.	200,000	30,000

Total	8,500,000	1,275,000

SCHEDULE B

Name of Selling Shareholders

	Number of Firm Shares to be Sold	Number of Optional Shares to be Sold

Galen Partners III, L.P.	1,506,216	956,172

Galen Partners International III, L.P.	136,332	86,546

Galen Employee Fund III, L.P.	6,225	3,952

CF Holdings, Ltd.	160,528

Nicholas Cindrich	6,429

Ivy Orthopedics Partners, LLC	137,767	87,457

CapitalSource Holdings LLC	221,911	140,873

Kenneth W. Davidson	109,711

Northlea Partners, Ltd.	53,222

Dr. Craig L. Smith	37,199

August B. Faske	36,581

Harry L. Zimmerman	34,601

Jack F. Cahill	17,654

Kathy Wiederkehr	6,901

Jay M. Haft	17,015

Dr. Richard O. Martin	3,892

Bruce F. Wesson	7,816

Total	2,500,000	1,275,000

SCHEDULE C

Addresses of Selling Shareholders

Galen Partners III, L.P. 610 Fifth Avenue New York, New York 10020	Dr. Craig L. Smith c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

Galen Partners International III, L.P. 610 Fifth Avenue New York, New York 10020	August B. Faske c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

Galen Employee Fund III, L.P. 610 Fifth Avenue New York, New York 10020	Harry L. Zimmerman c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

CF Holdings, Ltd. 6 Candleleaf Ct. Austin, Texas 78738	Jack F. Cahill c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

Nicholas Cindrich 6 Candleleaf Ct. Austin, Texas 78738	Kathy Wiederkehr c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

Ivy Orthopedics Partners, LLC 1 Paragon Dr. Montvale, NJ 07645	Jay M. Haft c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

CapitalSource Holdings LLC 4445 Willard Avenue 12th Floor Chevy Chase, MD 20815	Dr. Richard O. Martin c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

Kenneth W. Davidson c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758	Bruce F. Wesson c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

Northlea Partners, Ltd. c/o Encore Medical Corporation 9800 Metric Blvd. Austin, Texas 78758

SCHEDULE D

Shareholders with Lockup Agreements

Jack Cahill

CapitalSource Holdings LLC

CF Holdings, Ltd.

Paul Chapman

Nick Cindrich

Alastair J.T. Clemow

Ken Davidson

August Faske

Galen Employee Fund III, L.P.

Galen Partners III, L.P.

Galen Partners International III, L.P.

Ivy Orthopedic Partners, LLC

Scott Klosterman

Richard Martin

Northlea Partners Ltd.

Bruce F. Wesson

Kathy Wiederkehr

Harry Zimmerman

Jay M. Haft

Dr. Craig L. Smith

Zubeen Shroff

John H. Abeles M.D.

Joel Kanter

Karen Osar

SCHEDULE 2(d)

States Where Not Qualified:

Encore Medical, L.P.:

Florida

Illinois

Virginia

Encore Medical GP, Inc.:

Florida

SCHEDULE 2(cc)

Keystone trademark challenge by Johnson & Johnson – presently in settlement negotiations;

Cease and desist letter dated March 5, 2003 from Company to BMR NeuroTech regarding BMR NeuroTech’s alleged infringement on the VitalStim patents;

Cease and desist letter from Company dated March 5, 2003 and from Company counsel (Chambliss, Bahner & Stophel, P.C.) dated June 9, 2003 to Teresa P. Biber regarding her alleged infringement on the VitalStim patents and resulting First Amended Complaint for Patent Infringement by co-plaintiffs Encore Medical, LP, VitalStim, LLC, and ESD, LLC v. Teresa P. Biber, Case No. 03-66160-Civ-Gold/Simonton in the United Statement District Court, Southern District of Florida, Fort Lauderdale Division.

SCHEDULE 2(gg)

None.

SCHEDULE 6(d)(i)

States Where Qualified to do Business

Encore Medical Corporation:

Delaware (home state)

Encore Medical, L.P.:

Delaware (home state)

Texas

Tennessee

North Carolina

Ohio

Arizona

Pennsylvania

California

Georgia

Rhode Island

Encore Medical GP, Inc.:

Nevada (home state)

Texas

Tennessee

Encore Medical Asset Corporation:

Nevada (home state)

Encore Medical Partners, Inc.

Nevada (home state)

Exhibit I

Form of Lock-Up Agreement

November     , 2003

SG Cowen Securities Corporation

First Albany Capital Inc.

As representatives of the

several Underwriters

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Re:	Encore Medical Corporation – Public Offering of Common Stock

Dear Sirs:

In order to induce SG Cowen Securities Corporation (“SG Cowen”) and First Albany Corporation (together with SG Cowen, the “Representatives”), to enter in to a certain underwriting agreement (the “Underwriting Agreement”) with Encore Medical Corporation, a Delaware corporation (the “Company”) and the selling shareholders named in Schedule B thereto, with respect to the public offering of shares (the “Offering”) of the Company’s Common Stock, par value $.001 per share (“Common Stock”), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock other than shares of Common Stock to be sold in the Offering, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock. Notwithstanding the foregoing, nothing contained herein will be deemed to restrict or prohibit the transfer of shares of Common Stock, Beneficially Owned Shares or securities convertible into or exercisable or exchangable for shares of Common Stock (i) as a bona fide gift, provided the recipient thereof agrees in writing to be bound by the terms of this Agreement, (ii) as a distribution to partners, retired partners or the estates of such partners or retired partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Agreement, (iii) to affiliates of the undersigned, provided that the transferees thereof agree in writing to be bound by the terms of this Agreement or (iv) as a transaction relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned from and after the date hereof shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180 day period following the date of the Company’s final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common

Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives. Notwithstanding anything herein to the contrary, this Lock-Up Agreement shall expire if the Offering is not consummated on or prior to February 2, 2004.

SIGNATURE BLOCK FOR A NATURAL PERSON

Name:	Please Print

Date:

SIGNATURE BLOCK FOR A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY

Name of corporation, partnership, trust or other entity, including type of entity and jurisdiction of organization:

Please Print

By:

Name:	Please Print

Title:	Please Print

Date:

[Signature Page to Lock-Up Agreement]